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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                 PlayCore, INC.
                                       AT

                              $10.10 NET PER SHARE

                                       BY

                           JASDREW ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                            PlayCore HOLDINGS, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                           PlayCore HOLDINGS, L.L.C.
                                     AND BY

                                 PlayCore, INC.

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MAY 18, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  April 20, 2000

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer") in connection with the offer by PlayCore Holdings, L.L.C., a Delaware limited liability company ("Holdings"), PlayCore Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Parent"), Jasdrew Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), and PlayCore, Inc., a Delaware corporation (the "Company"), to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of the Company, at a price of $10.10 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Unless the context indicates otherwise, "Stockholders" shall mean holders of Shares. Holdings, Parent, Acquisition Company and the Company are collectively referred to herein as the "Offerors" and Acquisition Company and the Company are collectively referred to herein as the "Purchasers."

     Also enclosed is the letter to stockholders of the Company from the Chairman of the Board of the Company.

     Stockholders whose certificates evidencing Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as such terms are defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's
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account at the Book-Entry Transfer Facility (as defined in "THE TENDER
OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "THE TENDER OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE
IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     Please note the following:

          1. The tender price is $10.10 per Share (the "Offer Price"), net to you in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 5:00, p.m., New York City time, on Thursday, May 18, 2000, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of April 13, 2000 (the "Merger Agreement"), by and among the Company, Parent and Acquisition Company, which provides, among other things, for the commencement of the Offer by the Offerors and further provides that after the purchase of the Shares pursuant to the Offer, subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, Acquisition Company will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Following consummation of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Acquisition Company, in the treasury of the Company and by holders who perfect their appraisal rights in accordance with the Delaware General Corporation Law), will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive $10.10 in cash per share, without interest.

          4. The Board of Directors of the Company (the "Board") has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and has determined that the Offer and the Merger are advisable, fair to and in the best interests of the stockholders of the Company, and unanimously recommends that stockholders accept the Offer and tender their Shares pursuant thereto.

          5. The Offer is being made for all outstanding Shares.

          6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer at least 1,367,947 shares, which number of Shares constitutes a majority of the Shares outstanding and Shares issuable upon conversion of the Company's 10% Convertible Debentures (excluding any Shares owned by any officer, director or affiliate of the Company, Shares issuable upon exercise of Company options and warrants, and Shares issuable upon the conversion of the Company's 10% Convertible Debentures held by affiliates of the Company) and (2) the Company and/or Acquisition Company having received or having available the proceeds of the financing contemplated by the Financing Agreements (as defined in the Offer to Purchase) and the proceeds from

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     the Capital Contribution (as defined in the Offer to Purchase), including, but not limited to, proceeds sufficient to (a) finance the purchase of the Shares that the Purchasers are agreeing to purchase pursuant to the Offer,
     (b) pay the Merger Consideration (as defined in the Offer to Purchase) pursuant to the Merger, (c) purchase certain securities of the Company pursuant to the PlayCore Purchase Agreements (as defined in the Offer to Purchase), (d) redeem the Company's then outstanding 10% Convertible Debentures and repay the other outstanding indebtedness of the Company and its subsidiaries and (e) pay the fees and expenses required to be paid by the Company in connection with the transactions contemplated by the Merger Agreement. The Offer is also subject to other terms and conditions described in the Offer to Purchase and in the related Letter of Transmittal.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal (and any amendments or supplements thereto), and is being made to all holders of all Shares. The Offerors are not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offerors become aware of any valid state statute prohibiting the making of the Offer, the Offerors will make a good faith effort to comply with such statute. If, after such good faith effort, the Offerors cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in any such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under "THE TENDER OFFER--Section 3 (Procedures for Tendering Shares)" of the Offer to Purchase.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                 PLAYCORE, INC

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer"), in connection with the offer by PlayCore Holdings, L.L.C., a Delaware limited liability company ("Holdings"), PlayCore Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Parent"), Jasdrew Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), and PlayCore, Inc., a Delaware corporation (the "Company") to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of the Company, at a price of $10.10 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Acquisition Company and/or the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                        Number of Shares to be Tendered:

                            ---------------- shares*

                                   SIGN HERE

Account Number:                              Signature(s):
               ------------------------------             ----------------------

Dated:                    , 2000
      --------------------

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                          Please type or print name(s)

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                     Please type or print address(es) here

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                         Area Code and Telephone Number

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              Taxpayer Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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